EXHIBIT 4.6

                                                     FORM OF SECURITIZATION
                                                     SPONSORSHIP AGREEMENT




                      SECURITIZATION SPONSORSHIP AGREEMENT



                                     Between


                           ------------------------,
                                  as Originator


                                       and



                     RESIDENTIAL ASSET FUNDING CORPORATION,
                                   as Sponsor







                           Dated as of ________, ____





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                                TABLE OF CONTENTS
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


                                                                                                               Page


Article I DEFINITIONS.............................................................................................1

         Section 1.1.    Definitions..............................................................................1
         ------------    -----------

Article II AGREEMENT TO CREATE TRUST; AGREEMENT TO CONVEY  Mortgage Loans; ASSIGNMENT.............................1

         Section 2.1.    Agreement to Create Trust................................................................1
         ------------    -------------------------
         Section 2.2.    Agreement to Convey Mortgage Loans.......................................................2
         ------------    ----------------------------------
         Section 2.3.    Possession of Files......................................................................2
         ------------    -------------------
         Section 2.4.    Books and Records........................................................................2
         ------------    -----------------
         Section 2.5.    Cost of Delivery and Recordation of Documents............................................2
         ------------    ---------------------------------------------
         Section 2.6.    Assignment of Agreement..................................................................2
         ------------    -----------------------

Article III REPRESENTATIONS AND WARRANTIES........................................................................3

         Section 3.1.    Representations and Warranties of the Originator.........................................3
         ------------    ------------------------------------------------
         Section 3.2.    Representations and Warranties of the Sponsor............................................4
         ------------    ---------------------------------------------

Article IV CERTAIN COVENANTS OF THE ORIGINATOR....................................................................4

         Section 4.1.    Further Assurances.......................................................................4
         ------------    -------------------
         Section 4.2.    Indemnification..........................................................................4
         ------------    ----------------

Article V MISCELLANEOUS...........................................................................................5

         Section 5.1.    Notices..................................................................................5
         ------------    -------
         Section 5.2.    Severability of Provisions...............................................................5
         ------------    --------------------------
         Section 5.3.    Survival.................................................................................5
         ------------    --------
         Section 5.4.    Effect of Headings and Table of Contents.................................................6
         ------------    ----------------------------------------
         Section 5.5.    Successors and Assigns...................................................................6
         ------------    ----------------------
         Section 5.6.    Miscellaneous............................................................................6
         ------------    -------------
         Section 5.7.    Amendments...............................................................................6
         ------------    ----------
         Section 5.8.    Third-Party Beneficiaries................................................................6
         ------------    -------------------------
         Section 5.9.    GOVERNING LAW; CONSENT TO JURISDICTION;
         ------------    ---------------------------------------
                         WAIVER OF JURY TRIAL.....................................................................7
                         ---------------------
         Section 5.10.   Execution in Counterparts................................................................7
         -----------------------------------------


Exhibit A - Mortgage Loan Schedule

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                  This SECURITIZATION SPONSORSHIP AGREEMENT, dated as of ______,
____ (this "Agreement"), by and between ___________, a _________ corporation, its successors and assigns (the "Originator"), and RESIDENTIAL ASSET FUNDING CORPORATION, a North Carolina corporation and its successors and assigns (the "Sponsor").


                              W I T N E S S E T H:

                  WHEREAS, Exhibit A attached hereto and made a part hereof lists certain Mortgage Loans (the "Mortgage Loans") owned by the Originator that the Originator desires to include in a securitization transaction; and

                  WHEREAS, the Sponsor has previously filed a Registration Statement with the Securities and Exchange Commission which allows for the registration of certain types of asset-backed securities issued by the Sponsor thereunder; and

                  WHEREAS, the Sponsor is willing to create a trust (the "Trust") for which __________________ (the "Owner Trustee") is willing to act as trustee; and

                  WHEREAS, the Sponsor is willing to direct the Trust to acquire the Mortgage Loans from the Originator or its special-purpose affiliate (the "Depositor") and to issue certain asset-backed securities representing beneficial interests in the Trust or indebtedness of the Trust (the "Securities"); and

                  WHEREAS, the Sponsor is willing to act as the "Issuer" of the Securities in its capacity as the "manager" of the Trust, as described and provided in Section 2(4) of the Securities Act of 1933, as amended, and to assume the responsibilities, obligations and liabilities appurtenant to its status as an issuer of securities; and

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. Definitions. Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the Indenture, dated as of ______, ___ (the "Indenture"), between the Trust and __________, as indenture trustee (the "Indenture Trustee").

                                   ARTICLE II

                 AGREEMENT TO CREATE TRUST; AGREEMENT TO CONVEY
                           MORTGAGE LOANS; ASSIGNMENT

                  Section 2.1. Agreement to Create Trust. (a) Subject to the terms and conditions of this Agreement, the Sponsor agrees to create the Trust under the Trust Agreement and to

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direct the Trust to acquire the Mortgage Loans listed in the Mortgage Loan
Schedule, which schedule is attached hereto as Exhibit A. The Mortgage Loan Schedule shall conform to the requirements of the Sponsor and to the definition of "Mortgage Loan Schedule" under the Indenture.

                  Upon the Trust's acquisition of the Mortgage Loans, the Sponsor will further direct the Trust to issue the Securities. The transactions described in this paragraph (a) are the collectively referred to as the "Securitization".

                  The closing for the Securitization shall take place at the offices of ________, _________, at 10:00 a.m., New York time, on _______, _____
or such other place and time as the parties shall agree (such time being herein referred to as the "Closing Date").

                  Section 2.2. Agreement to Convey Mortgage Loans. On the Closing Date, the Originator or the Depositor shall sell, transfer, assign, set over and convey to the Trust, without recourse but subject to the terms of this Agreement, all of its right, title and interest in and to the Mortgage Loans (including, without limitation, the security interests created thereby), and all its right, title and interest in and to (i) scheduled payments of interest due on each Mortgage Loan after the Cut-Off Date, (ii) scheduled payments of principal due, and unscheduled collections of principal received, on each Mortgage Loan on and after the Cut-Off Date, (iii) the Insurance Policies, and
(iv) escrow accounts.

                  Section 2.3. Possession of Files. Upon the sale of the Mortgage Loans, the ownership of each related Mortgage Loan and the contents of the related Loan File shall immediately vest in the Trust. The contents of any Loan File in the possession of the Originator or the Depsoitor at any time after such sale, and any scheduled payments of principal and interest on the Mortgage Loans due after the Cut-Off Date and received by the Originator or the Depositor, shall be held in trust by the Originator or the Depositor, as the case may be, for the benefit of the Trust as the owner thereof, and shall be promptly delivered by the Originator or the Depositor, as applicable, to or upon the order of the Sponsor on behalf of the Trust.

                  Section 2.4. Books and Records. The conveyance of each Mortgage Loan to the Trust shall be reflected on the Originator's and the Depositor's accounting and other records, balance sheet and other financial statements as a sale of assets by Originator or the Depositor, as applicable, to the Trust. The Originator and the Depositor shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trust for the benefit of the Owners.

                  Section 2.5. Cost of Delivery and Recordation of Documents. The costs relating to the delivery and recordation of the documents specified in this Article II in connection with the Mortgage Loans shall be borne by the Originator.

                  Section 2.6. Assignment of Agreement. The Originator hereby acknowledges and agrees that the Sponsor intends to assign its interest (other than the Unassigned Rights (as defined in Section 4.02(a) hereof)) under this Agreement to the Trustee as may be required to effect the purposes of the Indenture, without further notice to, or consent of, the Originator, and

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the Trustee shall succeed to such of the rights and obligations of the Sponsor hereunder as shall be so assigned.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1. Representations and Warranties of the Originator. The Originator hereby represents, warrants and covenants to the Sponsor as of the Closing Date that:

                  (a) The Originator is a corporation duly organized, validly existing and in good standing under the laws of the State of ________ and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Originator has all requisite corporate power and authority to own and operate its properties, to enable it to carry out its business as presently conducted in a material manner and as proposed to be conducted and to enter into and discharge its obligations under this Agreement in a material manner.

                  (b) The execution and delivery of this Agreement by the Originator, and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Originator and will not violate the Originator's organization documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Originator is a party or by which the Originator is bound, or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Originator or any of its properties.

                  (c) This Agreement, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid, legal and binding obligation of the Originator, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  (d) The Originator is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Originator or its properties or might have consequences that would materially and adversely affect its performance hereunder.

                  (e) No litigation is pending or, to the best of the Originator 's knowledge, threatened against the Originator which litigation might have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Originator or its properties or might have consequences that would materially and adversely affect its performance hereunder.

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                  Section 3.2. Representations and Warranties of the Sponsor.
The Sponsor hereby represents and warrants to the Originator, as of the date of execution of this Agreement and the Closing Date, that:

                  (a) The Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina;

                  (b) The Sponsor has the corporate power and authority to create the Trust, cause the Trust to acquire the Mortgage Loans and issue the Securities and to execute, deliver and perform, and to enter into and consummate all the transactions contemplated by this Agreement;

                  (c) This Agreement has been duly and validly authorized, executed and delivered by the Sponsor, and, assuming the due authorization, execution and delivery hereof by the Originator, constitutes the legal, valid and binding agreement of the Sponsor, enforceable against the Sponsor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Sponsor with this Agreement or the consummation by the Sponsor of any of the transactions contemplated hereby, except such as have been made on or prior to the Closing Date; and

                  (e) None of the execution and delivery of this Agreement, the consummation of the other transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with the organization documents of the Sponsor or conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under, any term, condition or provision of any indenture, deed of trust, contract or other agreement or other instrument to which the Sponsor is a party or by which it is bound and which is material to the Sponsor, or (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over the Sponsor.

                                   ARTICLE IV

                       CERTAIN COVENANTS OF THE ORIGINATOR

                  Section 4.1. Further Assurances. The Originator hereby agrees to do all acts, transactions, and things and to execute and deliver all agreements, documents, instruments, and papers by and on behalf of the Originator as the Sponsor or its counsel may reasonably request in order to consummate the transfer of the Mortgage Loans to the Trust and the rating, issuance and sale of the Securities.

                  Section 4.2. Indemnification. (a) The Originator agrees to indemnify the Sponsor, its officers and directors and "controlling persons" within the meaning of the Federal securities laws from and against any losses, claims, actions or liabilities suffered or incurred by

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the Sponsor in connection with the Securitization, except to the extent any such losses, claims, etc., relate to the "Sponsor Offering Materials", as defined in the Underwriting Agreement dated as of the Originator (the "Underwriting Agreement") among the Originator, the Sponsor, the Depositor and ________ (the "Underwriter"). The rights of the Sponsor under this Section 4.02(a) are the "Unassigned Rights" which are not being assigned to the Trustee.

                  (b) The Sponsor agrees to indemnify the Originator, its officers and directors and "controlling persons" within the meaning of the federal securities laws from and against any losses, claims, actions or liabilities suffered or incurred by the Originator relating to the Sponsor Offering Materials, as defined in the Underwriting Agreement.

                                   ARTICLE V

                                  MISCELLANEOUS

                  Section 5.1. Notices. All demands, notices and communications hereunder shall be given as follows, until any superseding instructions are given to all other persons listed below:

                           The Originator:

                                    [address]
                                    Attention:
                                    Tel:
                                    Fax:

                           The Sponsor:

                                    [address]
                                    Attention:
                                    Tel:
                                    Fax:

                  Section 5.2. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  Section 5.3. Survival. The parties to this Agreement agree that the representations, warranties and agreements made by each of them herein and in any certificate or

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other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party hereto, notwithstanding any investigation heretofore or hereafter made by such other party or on such other party's behalf, and that the representations, warranties and agreements made by the parties hereto in this Agreement or in any such certificate or other instrument shall survive the execution and delivery of this Agreement and the delivery of and payment for the Mortgage Loans pursuant to the Loan Sale Agreement and the Sale and Servicing Agreement.

                  Section 5.4. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 5.5. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly permitted by the terms hereof, this Agreement may not be assigned, pledged or hypothecated by any party hereto to a third party without the written consent of the other party to this Agreement; provided, however, that the Sponsor may assign its rights hereunder without the consent of the Originator.

                  Section 5.6. Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

                  Section 5.7. Amendments. (a) This Agreement may be amended from time to time by the Originator and the Sponsor by written agreement without notice to or consent of the Owners, but with the consent of the Note Insurer, to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee and the Note Insurer, adversely affect in any material respect the interests of any Owner; provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Security without the consent of the Owner of such Security, or change the rights or obligations of any other party hereto without the consent of such party.

                  (b) It shall not be necessary for the consent of Owners under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

                  (c) The Owners, if they so request, shall be provided with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

                  Section 5.8. Third-Party Beneficiaries. The parties agree that each of the Note Insurer and the Trustee is an intended third-party beneficiary of this Agreement to the extent necessary to enforce the rights and to obtain the benefit of the remedies of the Sponsor under this Agreement which are assigned to the Trustee for the benefit of the Owners pursuant to the

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Indenture and to the extent necessary to obtain the benefit of the enforcement of the obligations and covenants of the Originator under Section 3.1 of this Agreement.

                  Section 5.9. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

                  (b) THE SPONSOR AND THE ORIGINATOR EACH HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 5.01 OF THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE SPONSOR AND THE ORIGINATOR EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE SPONSOR AND THE ORIGINATOR TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT EITHER'S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

                  (c) THE SPONSOR AND THE ORIGINATOR EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                  Section 5.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                     [Signatures Commence on Following Page]


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                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                  -----------------------------------,
                                  as Originator


                                  By:
                                     --------------------------------
                                      Name:
                                     Title:


                                  RESIDENTIAL ASSET FUNDING
                                  CORPORATION, as Sponsor


                                  By:
                                     --------------------------------
                                      Name:
                                     Title: